Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and the Dollar Financial Corp. 2005 Stock Incentive Plan of our report dated September 12, 2005, with respect to the consolidated financial statements of Dollar Financial Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 19, 2005

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